Exhibit 10.3

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

PRICESMART, INC.

Common Stock Purchase Warrant

January 17, 2002

200,000 Shares

        FOR VALUE RECEIVED, PriceSmart, Inc., a Delaware corporation (the "Company"), with its principal office at 4649 Morena Boulevard, San Diego, California 92117, hereby certifies that Grupo Gigante, S.A. de C.V., a corporation organized under the laws of the Republic of Mexico (the "Investor"), or its registered assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time and from time to time after the date hereof and before January 17, 2003 (the "Expiration Date"), up to 200,000 fully paid and nonassessable shares of Common Stock, par value $.0001 per share, of the Company at a purchase price of $37.50 per share (subject to adjustment as hereinafter provided, the "Exercise Price"). This Warrant is issued pursuant to, and is subject to the terms and conditions of, that certain Series A Preferred Stock and Warrant Purchase Agreement dated January 17, 2002 between the Company and the Investor (as the same may be amended, supplemented or restated from time to time, the "Purchase Agreement"). Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement. The term "Common Stock" shall mean the aforementioned Common Stock of the Company, together with any other equity securities that may be issued by the Company in addition thereto or in substitution therefore as provided herein.

        The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock are subject to adjustment from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares."

        Section 1.    Exercise of Warrant.

                (a)    Exercise Procedures.    This Warrant may be exercised in whole or in part, on any business day prior to the Expiration Date by presentation and surrender hereof to the Company at its principal office at the address set forth in the initial paragraph hereof (or at such other address as the Company may hereafter notify the Holder in writing) with the Purchase Form appended hereto as Exhibit A duly executed by the Holder or by such Holder's duly authorized attorney. Upon receipt by the Company of this Warrant and such Purchase Form, together with proper payment of the Exercise Price in cash or by surrender of Warrants upon "net-issuance" of shares pursuant to Section 1(c) below, at the principal office of the Company, the Holder shall be deemed to be the holder of record of the Warrant Shares, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder.

                (b)    Cash Exercise.    The Purchase Form delivered under Section 1(a) shall be accompanied by proper payment of the Exercise Price. If paid in cash, the Exercise Price shall be paid in lawful money of the United States of America, by cash, certified check or wire transfer, for the number of Warrant Shares specified in the Purchase Form.

                (c)    Net-Issuance.    Notwithstanding any provisions herein to the contrary, if the fair market value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to convert this

Warrant (in whole or in part) into shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Purchase Form and notice of such election in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X = Y x	(A - B) A

                Where:

                X = the number of shares of Common Stock to be issued to the Holder.

                Y = the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being cancelled (at the date of such calculation).

                A = the fair market value of one share of Common Stock (at the date of such calculation).

                B = Exercise Price (as adjusted to the date of such calculation).

                For purposes of the above calculation, the "fair market value" of one share of Common Stock on the date of calculation shall be determined as follows:

                        (i)    if traded on a securities exchange or the Nasdaq National Market, the fair market value of the Common Stock shall be deemed to be the average of the closing or last reported sale prices of the Common Stock on such exchange or market over the five (5) trading day period ending one business day prior to the date the Holder surrenders this Warrant at the principal office of the Company together with the properly endorsed Purchase Form (the "Determination Date");

                        (ii)  if otherwise traded in an over-the-counter market, the fair market value of the Common Stock shall be deemed to be the average of the closing or last reported sale prices of the Common Stock over the five (5) trading day period ending one business day prior to the Determination Date; or

                        (iii)  if there is no public market for the Common Stock, or if a public market has existed for a period less than is necessary for a date mentioned under subsection (i) or (ii) above, then fair market value shall be determined by mutual agreement of the Holder and the Company, and if the Holder and the Company are unable to so agree, at the Company's sole expense by an investment banker of national reputation selected by the Company and reasonably acceptable to the Holder.

                (d)    Delivery to Holder.    As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within five (5) business days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

                        (i)    a certificate or certificates for the number of Warrant Shares to which such Holder shall be entitled, and

                        (ii)  in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Holder upon such exercise as provided in Section 1(a) above.

        Section 2.    Reservation of Shares.    The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant all shares of its Common Stock or other shares of capital stock of the Company from time to time issuable upon exercise of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise in accordance with the terms of this Warrant, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale (other than as provided in the Company's certificate of incorporation and any restrictions on sale set forth herein or pursuant to applicable federal and state securities laws) and free and clear of all preemptive rights.

        Section 3.    Fractional Interest.    No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor for an amount equal to such fraction multiplied by the Exercise Price.

        Section 4.    Transfer or Loss of Warrant.

                (a)    Transfer.    Subject to the provisions of applicable law, upon surrender of this Warrant to the Company or at the office of its stock transfer agent or warrant agent, with such duly executed Assignment Form in the form appended hereto as Exhibit B and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees named in such instrument of assignment (any such assignee will then be a "Holder" for purposes of this Warrant) and, if the Holder's entire interest is not being assigned, in the name of the Holder, and this Warrant shall promptly be cancelled.

                (b)    Warrant Register.    The Company will maintain a register containing the names and addresses of the Holders of this Warrant. Until any transfer of this Warrant is made in the warrant register, the Company may treat the Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if this Warrant is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary. Any Holder may change such Holder's address as shown on the warrant register by written notice to the Company requesting such change.

                (c)    Loss.    Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnification satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

        Section 5.    Compliance with Act; Disposition of Warrant or Shares.

                (a)    Compliance with Act.    The Holder, by acceptance hereof, agrees that this Warrant, and the Warrant Shares to be issued upon exercise hereof are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant, or any Warrant Shares except under circumstances which will not result in a violation of the Act or any applicable state securities laws. This Warrant and all Warrant Shares issued upon exercise of this Warrant (unless registered under the Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:

    "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM."

Said legend shall be removed by the Company, upon the request of a Holder, at such time as the restrictions on the transfer of the applicable security shall have terminated. In addition, in connection with the issuance of this Warrant, the holder specifically represents to the Company by acceptance of this Warrant as follows:

                        (i)    The Holder is aware of the Company's business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant. The Holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof in violation of the Act.

                        (ii)  The Holder understands that this Warrant has not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder's investment intent as expressed herein.

                        (iii)  The Holder further understands that this Warrant must be held indefinitely unless subsequently registered under the Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available. The holder is aware of the provisions of Rule 144 promulgated under the Act.

                (b)    Application to Transfers.    Each certificate representing this Warrant or the Warrant Shares transferred by Holder (except a transfer pursuant to Rule 144 or 144A) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless the holder provides an opinion of counsel, reasonably acceptable to the Company, that such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

        Section 6.    Rights of Holder.    The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a stockholder of the Company on any matters or with respect to any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the Warrant Shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised in accordance with its terms.

        Section 7.    Adjustment of Exercise Price and Number of Shares.    The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the beginning of certain events, as follows:

                (a)    Adjustment for Change in Capital Stock.    If at any time after the date hereof the Company:

                        (i)    pays a dividend in Common Stock or makes a distribution on its Common Stock in shares of its Common Stock;

                        (ii)  subdivides its outstanding shares of Common Stock into a greater number of shares;

                        (iii)  combines its outstanding shares of Common Stock into a smaller number of shares;

                        (iv)  makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

                        (v)  issues by reclassification of its Common Stock any shares of its capital stock;

then the Exercise Price and the number of shares of Common Stock issuable upon exercise of the Warrant in effect immediately prior to such action shall be adjusted so that the Holder may receive upon exercise of this Warrant and payment of the same aggregate consideration the number of shares of capital stock of the Company which the Holder would have owned immediately following such action if the Holder had exercised this Warrant immediately prior to such action.

        The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

                (b)    Adjustment in Number of Shares.    Upon each adjustment of the Exercise Price pursuant to this Section 7, each Warrant outstanding prior to the making of the adjustment in the Exercise Price shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of shares of Common Stock (calculated to the nearest hundredth) obtained from the following formula:

N' = N x	E E'

                where:

                N' = the adjusted number of Warrant Shares issuable upon exercise of a Warrant by payment of the adjusted Exercise Price.

                N = the number or Warrant Shares previously issuable upon exercise of a Warrant by payment of the Exercise Price prior to adjustment.

                E' = the adjusted Exercise Price.

                E = the Exercise Price prior to adjustment.

                (c)    Deferral of Issuance or Payment.    In any case in which an event covered by this Section 7 shall require that an adjustment in the Exercise Price be made effective as of a record date, the Company may elect to defer until the occurrence of such event (i) issuing to the Holder, if this Warrant is exercised after such record date, the shares of Common Stock and other capital stock of the Company, if any, issuable upon such exercise over and above the shares of Common Stock or other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment, and (ii) paying to the Holder by check any amount in lieu of the issuance of fractional shares pursuant to Section 3.

                (d)    When No Adjustment Required.    No adjustment shall be required for a change in the par value or no par value of the Common Stock. To the extent this Warrant becomes exercisable into cash, no adjustment shall be required thereafter as to the cash, and interest will not accrue on the cash. No adjustments shall be made under any Section herein in connection with the issuance of Warrant Shares after exercise of this Warrant.

                (e)    Notice of Certain Actions.    In the event that:

                        (i)    the Company shall authorize the issuance to all holders of its Common Stock of rights, warrants, options or convertible securities to subscribe for or purchase shares of its Common Stock or of any other subscription rights, warrants, options or convertible securities; or

                        (ii)  the Company shall authorize the distribution to all holders of its Common Stock of evidences of its indebtedness or assets (other than dividends paid in or distributions of the Company's capital stock for which the Exercise Price shall have been adjusted pursuant to subsection (a) of this Section 6 or cash dividends or cash distributions payable out of consolidated current or retained earnings as shown on the books of the Company and paid in the ordinary course of business); or

                        (iii)  the Company shall authorize any capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in par value of the Common Stock) or of any consolidation or merger to which the

Company is a party and for which approval of any stockholders of the Company is required (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or change of the Common Stock outstanding), or of the conveyance or transfer of the properties and assets of the Company as an entirety or substantially as an entirety; or

                        (iv)  the Company is the subject of a voluntary or involuntary dissolution, liquidation or winding-up procedure;

then the Company shall cause to be sent by facsimile (with electronic confirmation of transmission), overnight courier or certified or registered mail, postage prepaid and return receipt requested, addressed to the registered Holder at the facsimile number or address of such Holder as shown on the books of the Company, at least ten (10) days prior to the applicable record or effective date hereinafter specified, a notice stating (A) the date as of which the holders of Common Stock of record to be entitled to receive any such rights, warrants or distributions are to be determined, or (B) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up.

        Section 8.    Notice of Adjustment.    Upon any adjustment of the Exercise Price or any increase or decrease in the number of shares of Common Stock purchasable upon the exercise of this Warrant, the Company shall give written notice thereof, by facsimile (with electronic confirmation of transmission), overnight courier or certified or registered mail, postage prepaid and return receipt requested, addressed to the registered Holder at the facsimile number or address of such the Holder as shown on the books of the Company. The notice shall be signed by the Company's chief financial officer and shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

        Section 9.    Reclassification, Reorganization, Consolidation or Merger.    In the event of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or in the event of any consolidation or merger of the Company with or into another corporation (other than a merger in which the Company is the continuing corporation and that does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in the event of any sale, lease, transfer or conveyance to another corporation of the property and assets of the Company as an entirety or substantially as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter, by exercising this Warrant, (in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon exercise of the rights represented hereby) to purchase the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock that might have been received upon exercise of this Warrant immediately prior to such reclassification, capital reorganization, change, consolidation, merger, sale or conveyance; provided, however, that in the event (a) the value of the stock, securities or other assets or property (determined in good faith by the Board of Directors of the Company) issuable or payable with respect to one share of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby is in excess of the Exercise Price hereof effective at the time of the merger (after giving effect to any adjustment in such Exercise Price required to be made under the terms of this Warrant), and (b) the securities received in such reorganization, if any, are publicly traded, then this Warrant shall expire unless exercised prior to the reorganization. Any such provision shall include provisions for adjustments in respect of such shares of stock and other securities and property that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section 9 shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

        Section 10.    Saturdays, Sundays and Holidays.    If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday in the State of California, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday in the State of California.

        Section 11.    Issue Tax.    The issuance of certificates for Common Stock upon the exercise of the Warrant shall be made without charge to the holder of the Warrant for any issue tax (other than any applicable income taxes) in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificates in a name other than that of the then Holder of the Warrant being exercised.

        Section 12.    Modification and Waiver.    Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder.

        Section 13.    Notices.    Unless otherwise specified herein, any notice, request, demand, claim or other communication hereunder shall be deemed duly given if (and then two (2) business days after) it is sent by overnight courier or by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient. All communications shall be sent to the Holder at its address as shown on the books of the Company, or to the Company at the address indicated therefor in the first paragraph of this Warrant or subsequently modified by written notice to the Holder.

        Section 14.    Descriptive Headings and Governing Law.    The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be governed by and construed under the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, without reference to principles of conflict of laws or choice of law.

        Section 15.    Attorneys' Fees.    If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

        Section 16.    Severability.    If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

[Signature Page Follows]

        IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed by its duly authorized officer as of the date first written above.

PRICESMART, INC., a Delaware corporation
By:	/s/ GILBERT A. PARTIDA
Name:	Gilbert A. Partida
Title:	President and CEO

ATTEST:

By:	/s/ ROBERT M. GANS
Name:	Robert M. Gans
Title:	Executive Vice President, General Counsel, and Secretary

EXHIBIT A

PURCHASE FORM

        Dated

PriceSmart, Inc.
4649 Morena Boulevard
San Diego, California 92117
Attn: Chief Financial Officer

Ladies and Gentlemen:

/
/    The undersigned hereby irrevocably elects to exercise the within Warrant to purchase            shares of Common Stock of PriceSmart, Inc. and hereby makes payment of $                  in payment of the exercise price thereof, together with all applicable transfer taxes, if any.

/
/    The undersigned hereby irrevocably elects to exchange the within Warrant for            shares of Common Stock of PriceSmart, Inc. pursuant to the "net-issuance" provision in Section 1(c) of the Warrant. Please issue a certificate or certificates representing said shares of Common Stock of PriceSmart, Inc. in the name of the undersigned or in such other name as is specified below:

(Name)
(Address)

Holder:

By:
Name:
Title:

A-1

EXHIBIT B

ASSIGNMENT FORM

        Dated

For Value Received, the undersigned hereby sells, assigns and transfers unto

,
(please type or print in block letters)

(insert address)

its right to purchase up to            shares of Common Stock of PriceSmart, Inc. represented by this Warrant and does hereby irrevocably constitute and appoint            attorney to transfer said right on the books of PriceSmart, Inc., with full power of substitution in the premises.

By:
Name:
Title:

B-1